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                                                                   Exhibit 10.15

                          1995 ANNUAL INCENTIVE PLAN OF
                     UNITED STATES TRUST COMPANY OF NEW YORK
                                       AND
                              AFFILIATED COMPANIES

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996



1. PURPOSE

         The purpose of the Plan is to encourage greater focus on performance among officers and employees of United States Trust Company of New York and its Affiliated Companies by relating a significant portion of their total compensation to the achievement of annual financial and strategic objectives.

2. DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "AWARD" shall mean a payment to be earned in accordance with the provisions of the Plan.

         "BENEFICIARY" shall mean the person or person designated in accordance with Section 9 to receive the amount, if any, payable under the Plan upon the death of a Participant.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of United States Trust Company of New York.

         "CHANGE IN CONTROL" shall mean that any of the following events has occurred:

                  (i) 20% or more of the common shares of the Corporation has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation;

                  (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation; or

                  (iii) 20% or more of the directors elected by shareholders to the board of directors of the Corporation are persons who were not nominated by such board or the
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         executive committee of such board in the most recent proxy statement of the Corporation;

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 7 shall exist, to the extent that the Board of Directors so directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control if the percentage of Common Shares acquired or directors elected under clause (i) or (iii) of the foregoing definition of Change in Control shall be at least 20% but less than 25%. Any resolution of the Board of Directors adopted in accordance with the provisions of this definition directing that a Change in Control shall be deemed not to have occurred for purposes of this Plan and that Section 7 shall not become effective, may be rescinded or countermanded at any time with or without retroactive effect.

         "COMMITTEE" shall mean the Management Committee of the Trust Company, or any successor committee consisting of those senior officers of the Trust Company who are responsible for determining business and strategic policies.

         "CORPORATION" shall mean U.S. Trust Corporation.

         "EMPLOYEE" shall mean any individual employed by the Trust Company.

         "ESOP CONTRIBUTION" shall mean the ESOP Contribution as defined under the 401(k) Plan.

         "EXECUTIVE DEFERRED COMPENSATION PLAN" shall mean the Executive Deferred Compensation Plan of U.S. Trust Corporation.

         "401(k) PLAN" shall mean the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies.

         "PARTICIPANT" shall mean any Employee who meets the requirements set forth in Section 3 for eligibility to participate in the Plan.

         "PLAN" shall mean the 1995 Annual Incentive Plan of United States Trust Company of New York and Affiliated Companies, as set forth herein and as amended from time to time.

         "PLAN YEAR" shall mean, initially, the period beginning on September 1, 1995 and ending on December 31, 1995, and thereafter, each calendar year.

         "TRUST COMPANY" shall mean United States Trust Company of New York and its Affiliated Companies.

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3. ELIGIBILITY FOR PARTICIPATION

         Any individual shall be eligible to participate in the Plan if he or she (a) is an Employee, (b) is not a Participant in the Executive Incentive Plan of U.S. Trust Corporation, (c) is not compensated, in whole or in part, on a commission basis, (d) is not eligible to receive any bonus or incentive payments pursuant to any employment agreement between the Employee and the Corporation or the Trust Company and (e), in the case of any Employee under the rank of Vice President, has completed at least one "Year of Service" as defined in the 401(k) Plan.

         Notwithstanding the foregoing, an Employee described in clause (e) of the preceding paragraph who has met the requirements set forth in clauses (c) and (d) thereof shall, if the Committee so determines based on the recommendation of such Employee's division manager, be treated as eligible to participate in the Plan, commencing as of any date prior to the Eligible Employee's completion of a Year of Service as the Committee shall specify in such determination.

         Any Employee who meets all of the foregoing requirements on the Effective Date of the Plan, as set forth in Section 16, shall commence participation in the Plan on such date. Any other Employee shall commence participation in the Plan on the first day of the calendar month following the date on which he or she meets all of the foregoing requirements for eligibility.

         An Employee shall cease participation in the Plan as to the first date on which he or she no longer meets all of the foregoing requirements for eligibility.

4. AWARDS

         Awards for any Plan Year shall be made in accordance with the following provisions:

         (a) At the start of the Plan Year, the Compensation Committee of the Board of Directors (the "Compensation Committee") shall establish (i) the corporate performance goals (the "Performance Goals") which will apply in determining the Awards for such year, (ii) the aggregate amount that will be available for Awards for such year if such Performance Goals are achieved (the "Target Awards Pool"), and (iii) the percentages of the Target Awards Pool that will in fact be available for Awards for the year based on the level of achievement of such Performance Goals, which percentages may be greater than 100% if the Performance Goals are exceeded and less than 100% if the Performance Goals have not been fully achieved (the "Actual Awards Pool").

         (b) The Performance Goals established for the year shall be based upon an annual growth in the earnings per share of the Corporation and/or upon such other corporate objectives as the Compensation Committee shall determine. The Compensation Committee shall have the authority at any time to adjust the Performance Goals, or performance measurement standards,

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for the Plan Year as it deems equitable in recognition of (i) extraordinary or nonrecurring events experienced by the Corporation (or by any other corporation whose performance is relevant to the determination of the amount of any Award hereunder) during the Plan Year, (ii) changes in applicable accounting rules or principles or changes in the Corporation's (or in any other such corporation's) methods of accounting during the Plan Year, (iii) the occurrence of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the capital structure of the Corporation (or of any other such corporation), or (iv) such other events, changes, occurrences, conditions or circumstances as in the Compensation Committee's judgment, shall warrant such adjustment.

         (c) The Compensation Committee shall determine the amount of the Target Awards Pool as a percentage or percentages of the aggregate base salary earned for the year while a Participant of all Participants, either individually or by categories of Participants, provided that the Compensation Committee may, in its sole discretion, also apply such percentage or percentages to other current or deferred compensation and determine the year for which such deferred compensation shall be counted.

         (d) At the end of the Plan Year, the Compensation Committee shall determine the extent to which the Performance Goals for the year have been met and, based thereon, the amount of the Actual Awards Pool; and the Committee shall determine the amount of the Award, if any, earned by each Participant for the year, based on the level of the Participant's achievement of the goals and objectives established for the Participant at the start of the Plan Year. The individual goals for each Participant for each Plan Year shall be set, and the Participant's performance relative to such goals shall be measured, by the Committee based upon the recommendations of the Participant's division manager.

         (e) The Committee may, in its discretion, make Awards to Participants in an aggregate amount less than the amount of the Actual Awards Pool. The Committee may also, in its discretion, allocate any portion of the Actual Awards Pool for use in making Awards to one or more groups or categories of Participants, or for use in making special additional Awards to particular Participants.

5. PAYMENT OF AWARDS

         The amount payable to a Participant with respect to an Award earned by a Participant under the Plan for any Plan Year shall be the total amount of the Award so earned, reduced by the amount of any ESOP Contribution to be made on behalf of the Participant under the 401(k) Plan for the "Plan Year" (as defined in the 401(k) Plan) corresponding to such Plan Year, with respect to the base salary of such Participant that was taken into account in determining the Target Awards Pool for that Plan Year.

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         The amount payable with respect to an Award earned under the Plan for any Plan Year, as determined under the preceding paragraph, shall be paid to the Participant in cash as soon as practicable after the end of such Plan Year, except to the extent that the Participant (a) has elected, under the applicable provisions of the 401(k) Plan, to have any portion of such Award reduced, and to have an amount equal to such portion of the Award contributed to the 401(k) Plan on the Participant's behalf and/or (b) has elected, under the applicable provisions of the Executive Deferred Compensation Plan, to defer any portion of such Award.

         With respect to the portion of any Award that is subject to a Participant's election under the 401(k) Plan, the Trust Company shall contribute an amount equal to such portion of the Award to the 401(k) Plan on behalf of the Participant; and thereupon, the Trust Company's obligation with respect to payment of such portion of the Award shall be fully discharged. However, no such contribution shall be made to the extent it would cause any limitation applicable under the 401(k) Plan to be exceeded.

         With respect to the portion of any Award that is subject to a Participant's election under the Executive Deferred Compensation Plan, the Trust Company's obligation under this Plan with respect to payment of such portion of the Award shall be fully discharged upon the crediting of such portion of the Award to the Participant's account under the Executive Deferred Compensation Plan in accordance with the applicable provisions of such Plan.

         Unless paid by Unites States Trust Company of New York, all liabilities in respect of Participants who are employees of affiliates of such company shall be discharged by the respective employing affiliates.

6. PARTIAL AWARDS

         An Employee who is a Participant for less than a full Plan Year, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award, if any, for that year as the Committee shall determine based on the recommendation of such Employee's division manager.

7. CHANGE IN CONTROL

         Notwithstanding any other provision in the Plan to the contrary (but subject to the proviso contained in the definition of "Change in Control" in
Section 2), upon the occurrence of a Change in Control, the following provisions shall apply.

         (a) All Performance Goals and individual goals and objectives with respect to the Plan Year in which the Change in Control occurs (the "Year of Change") shall be deemed to have been attained to the full and maximum extent, and the Actual Awards Pool for the Year of Change shall be determined by multiplying the Target Awards Pool for such year by the highest

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percentage thereof established by the Compensation Committee under Section
4(a)(iii) for determining the amount of the Actual Awards Pool for such year.

         (b) Unless another formula shall have been designated by the Committee prior to the Change in Control, each Participant shall be allocated a portion of the Actual Awards Pool for the Year of Change, as determined under (a) above, equal to the amount of such Actual Awards Pool, multiplied by a fraction, the numerator of which is the portion of the anticipated annual compensation of the Participant which was taken into account by the Compensation Committee in determining the Target Awards Pool for the Year of Change, and the denominator of which is the sum of all such amounts.

         (c) As soon as practicable following the Change in Control, all Awards which are deemed to have been earned to the full and maximum extent upon the occurrence of the Change in Control shall be payable in full in single cash lump sums, reduced by any taxes withheld pursuant to Section 8 and by the amount of any ESOP Contributions to be made on behalf of Participants under the 401(k) Plan for the Year of the Change.

         (d) No Awards payable in accordance with this Section shall be forfeitable on account of a Participant's termination of employment upon or following the Change in Control.

8. TAXES

         The Trust Company shall deduct from all amounts otherwise payable under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such amounts.

9. DESIGNATION AND CHANGE OF BENEFICIARY

         Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 9, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

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10. PAYMENTS TO PERSONS OTHER THAN PARTICIPANT

         If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then, if the Committee so directs, any payment due to such person may be paid to such person's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person, unless a prior claim for payment of such amount has been made by a duly appointed legal representative of such person. Any such payment shall be a complete discharge of the liability of the Trust Company therefor.

11. RIGHTS OF PARTICIPANTS

         A Participant's rights and interests under the Plan shall be subject to the following provisions:

         (a) A Participant shall have the status of a general unsecured creditor of the Trust Company with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Trust Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

         (b) A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

         (c) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Trust Company.

         (d) No Employee shall have the right, by virtue of being a Participant in the Plan, to be automatically entitled to receive an Award for any Plan Year.

         (e) No Award shall be considered as compensation under any employee benefit plan of the Corporation or the Trust Company, except as specifically provided in any such plan or as otherwise determined by the board of directors of the Corporation or by the Board of Directors.

12. ADMINISTRATION

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a

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telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan. The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Trust Company.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Trust Company shall indemnify and hold harmless each member of the Committee, and each employee, officer or director of the Corporation or the Trust Company to whom any duty or power relating to the administration or interpretation of the Plan may be delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

13. AMENDMENT OR TERMINATION

         The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time, provided, however, that no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent. Any amendment that the Board of Directors would be permitted to make pursuant to the preceding sentence may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of government authorities, provided that the cost of the Plan to the Trust Company is not materially increased thereby.

14. SUCCESSOR CORPORATION

         The obligations of the Trust Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Trust Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Trust Company. The Trust Company agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

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15. GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of New York.

16. EFFECTIVE DATE

         The Plan shall be effective as of September 1, 1995.

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